Exhibit 99.2

Contacts:	Media	Investors
	Stephen Cohen	Brian Blackman
	(212) 886-9332	(800) 318-0047

Caesars Entertainment Operating Company Enters into Committed Financing Agreements

LAS VEGAS, February 21, 2017 — Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) and Caesars Entertainment Operating Company, Inc. (“CEOC”) and its Chapter 11 debtor subsidiaries (collectively, the “Debtors”) today announced that CEOC has entered into committed financing agreements for proposed new senior secured credit facilities, comprising up to $1,235 million in the aggregate principal amount of a seven-year senior secured term loan facility (the “Term Facility”) and up to $200 million in the aggregate principal amount of a five-year senior secured revolving credit facility (together with the Term Facility, the “Senior Facilities”).

The receipt of this financing commitment is an important milestone toward the resolution of CEOC’s restructuring. CEOC’s plan of reorganization was confirmed by the Bankruptcy Court in January. Caesars Entertainment and Caesars Acquisition Company separately announced today that they have amended the terms of their previously announced merger, another important milestone in the restructuring process.

Credit Suisse will serve as sole administrative agent and Credit Suisse and Deutsche Bank Securities Inc. will serve as joint lead arrangers for the Senior Facilities.

The proceeds from the Term Facility will be used to finance transactions in accordance with the Debtors’ plan of reorganization, including to repay existing indebtedness and to pay related fees and expenses.

The closing of the Senior Facilities is subject to the negotiation and execution of definitive documentation, receipt of regulatory approvals and satisfaction of customary closing conditions.

About Caesars Entertainment Corporation

Caesars Entertainment Corporation (“CEC”) is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary CEOC, wholly owned Caesars Entertainment Resort Properties and Caesars Growth Properties, in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. CEC’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. CEC is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Statement

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as, “will”, “would”, “expect”, and “propose” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, CEOC’s emergence and expected timing thereof, future actions that may be taken by CEC and others with respect thereto, the completion of the merger with Caesars Acquisition Company and the financial position and actions of CEC post-emergence. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of CEC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission: CEC’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements, CEC’s and CEOC’s ability (or inability) to satisfy the conditions to closing of the Senior Facilities or the effectiveness of the Third Amended Joint Plan of Reorganization of CEOC and its Chapter 11 debtor subsidiaries, CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.